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                                                                    EXHIBIT 21.1

                             SONICBLUE INCORPORATED

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT

Name                                                      Jurisdiction of Incorporation
----                                                      -----------------------------
Diamond Multimedia Systems, Inc.                                 Delaware

frontpath, inc.                                                  Delaware

S3 International Limited                                         Bermuda

S3 Europe Limited                                                United Kingdom

S3 Japan K.K.                                                    Japan

S3 Asia Pacific Limited                                          Hong Kong

S3 Singapore Pte Ltd                                             Singapore

Empeg Limited                                                    United Kingdom

ReplayTV, Inc.                                                   Delaware

Sensory Science Corporation                                      Delaware

S3-VIA, Inc.                                                     Cayman Islands

S3 Graphics Co., Ltd.                                            Cayman Islands

SONICblue owns 50.1% of the voting stock of S3-VIA, Inc., and 50% of the voting stock of S3 Graphics Co., Ltd. All other subsidiaries are wholly owned.